EXHIBIT 4.4.7
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SEVENTH SENIOR NOTES SUPPLEMENTAL INDENTURE (this “Seventh Senior Notes Supplemental Indenture”) dated as of April 19, 2011 among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Additional Senior Note Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent, transfer agent and registrar, to the indenture dated as of October 15, 2010, as amended or supplemented (the “Senior Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,500,000,000 of 9.000% Senior Notes due 2019 (the “Senior Notes”).
W I T N E S S E T H :
          WHEREAS pursuant to Section 4.11 of the Senior Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations of the Issuers under the Senior Notes and the Senior Notes Indenture;
          WHEREAS pursuant to Section 9.01(a)(vi) of the Senior Notes Indenture, the Trustee, BP I and the Issuers are authorized (i) to amend the Senior Notes Indenture to add a Senior Note Guarantor with respect to any Senior Note and (ii) to execute and deliver this Seventh Senior Notes Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Notes Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Senior Note Guarantors mutually covenant and agree for the equal and ratable benefit of the Trustee and the Holders of the Senior Notes as follows:
          1. Agreement to Guarantee. Each Additional Senior Note Guarantor hereby agrees jointly and severally with all other Additional Senior Note Guarantors executing this Seventh Senior Notes Supplemental Indenture to unconditionally guarantee the Issuers’ obligations under the Senior Notes and the Senior Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Notes Indenture and to be bound by all other applicable provisions of the Senior Notes Indenture.
          2. Ratification of Senior Notes Indenture; Seventh Senior Notes Supplemental Indenture Part of Senior Notes Indenture. Except as expressly amended hereby, the Senior Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Senior Notes Indenture shall be deemed to have been applicable to the Additional Senior Note Guarantors as of the Issue Date as if the Additional Senior Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Senior Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Senior Notes Indenture, shall be deemed a Default by the Additional Senior Note Guarantors under the Senior Notes Indenture as of the date hereof. This Seventh Senior Notes Supplemental Indenture shall form a part of the Senior Notes Indenture for all purposes, and every holder of a Senior Note heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. Governing Law. THIS SEVENTH SENIOR NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Seventh Senior Notes Supplemental Indenture.
          5. Duplicate Originals. The parties may sign any number of copies of this Seventh Senior Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          7. No Adverse Interpretation of Other Agreements. This Seventh Senior Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Seventh Senior Notes Supplemental Indenture.
          8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Senior Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Notes, this Seventh Senior

Notes Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Senior Notes and the Senior Notes Indenture by the Additional Senior Note Guarantors. The waiver may not be effective to waive liabilities under the federal securities laws.
          9. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Notes Guarantors in this Seventh Senior Notes Supplemental Indenture and the Senior Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Seventh Senior Notes Supplemental Indenture shall bind its successors and assigns.
          10. Severability. In case any one or more of the provisions contained in this Seventh Senior Notes Supplemental Indenture or the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Seventh Senior Notes Supplemental Indenture or the Senior Notes.
          11. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     if to any of the Issuers or any Senior Note Guarantor:
Suite 2502
Level 25 Citigroup Centre
2 Park Street
Sydney 2000, Australia
Attn: Helen Golding
Fax: +6192686693
helen.golding@rankgroup.co.nz
and
if to the Trustee, Principal Paying Agent, Transfer Agent or Registrar:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com

          12. Amendments and Modification. This Senior Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Notes Indenture and by written agreement of each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER LLC
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER INC.
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Officer

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
By:	/s/ Helen D. Golding
	Name:	Helen D. Golding
	Title:	Officer

Supplemental Indenture
(Senior Notes — October 2010)

CENTRAL DE BOLSAS, S. DE R.L. DE C.V.
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

GRUPO CORPORATIVO JAGUAR, S.A. DE C.V.
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

SERVICIOS INDUSTRIALES JAGUAR, S.A. DE C.V.
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

PACTIV MEXICO, S. DE R.L. DE C.V.
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

Supplemental Indenture
(Senior Notes — October 2010)

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent and Registrar
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Supplemental Indenture
(Senior Notes — October 2010)